THESE SECURITIES AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY NOT BE OFFERED OR SOLD THEREIN ABSENT REGISTRATION OR EXEMPTION THEREFROM.  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE WARRANT SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (I) THE DISTRIBUTION DATE (AS THAT TERM IS DEFINED IN NATIONAL INSTRUMENT 45-102) AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THIS WARRANT IS NOT TRANSFERABLE AND WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE LIMITS HEREIN PROVIDED.

RAMPART DETECTION SYSTEMS LTD.
(a British Columbia Company)

Warrant No. __________

Warrant for the Purchase of _______________Common Shares

THIS IS TO CERTIFY THAT, for value received, __________________ (the “Holder”) of _____________________ is entitled to subscribe for and purchase _____________________ fully paid and non-assessable Common Shares (the “Warrant Shares”) of RAMPART DETECTION SYSTEMS LTD. (the “Company”) at a purchase price per Warrant Share of U.S.$0.75 (the “Exercise Price”).  This Warrant is exercisable at any time up to the close of business on November 30, 2012 (the “Date of Expiry”) subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share), by surrender of this Warrant at the office of the Company located at Suite 450, 1090 West Georgia Street, Vancouver, British Columbia, Canada V6E 3V7, during its normal business hours, together with the subscription form attached hereto completed and signed by the Holder and a certified cheque payable to or to the order of the Company in payment of the Exercise Price for the number of Warrant Shares subscribed.  Upon the exercise of the rights represented by this Warrant and payment of the Exercise Price in accordance with the terms hereof, the Warrant Shares for which the Holder has

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subscribed and purchased shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of such shares on the date of such exercise and payment.

In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding five business days after the rights represented by this Warrant have been duly exercised and, unless this Warrant has expired, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.

The Company covenants and agrees that the Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of full payment therefor, be fully paid and non-assessable and free of all liens, charges and encumbrances.

THE FOLLOWING ARE THE TERMS AND CONDITIONS
REFERRED TO IN THIS WARRANT

1. In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of subdivided Warrant Shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be consolidated into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of consolidated Warrant Shares entitled to be purchased hereunder shall be proportionately decreased.

If any capital reorganization or reclassification of the capital stock of the Company shall be effected, then, in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, the Holder hereof shall have the right (and as a condition of such reorganization or reclassification adequate provision shall be made whereby the Holder hereof shall have the right) to purchase and receive in lieu of Warrant Shares and upon the basis and upon the terms and conditions specified in this Warrant such shares of stock, or other securities, or other property (including cash) as such Holder would have received had such Holder exercised this Warrant and thereby have become entitled to receive Warrant Shares immediately prior to the record date for such reorganization or reclassification.

2. In case at any time:

(a) the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution to the holders of its Common Shares;

(b) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

(c) there shall be a merger, amalgamation or arrangement of the Company with, or sale of all or substantially all of its assets to, another Company; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the Holder of this Warrant at least twenty days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with

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respect to such merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up and, in the case of any such merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least twenty days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be.  Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the Holder of this Warrant at the address of such Holder, as shown on the books of the Company.

The Company shall not effect any merger, amalgamation or arrangement unless prior to or simultaneously with the consummation thereof the successor Company (if other than the Company) resulting from such merger, amalgamation or arrangement assumes by written instrument executed and mailed or delivered to the Holder of this Warrant the obligation to deliver to such Holder such shares of stock or securities or other property (including cash) in accordance with the foregoing provisions as such Holder may be entitled to purchase.

3. As used herein, the term “Common Shares” shall mean and include the Company’s authorized Common Shares as constituted as of the date hereof, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

4. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, including without limitation, voting rights.

5. This Warrant and all rights hereunder are not transferable by the Holder.

6. This Warrant is exchangeable upon its surrender by the Holder at the Company’s office located at Suite 450, 1090 West Georgia Street, Vancouver, British Columbia, Canada V6E 3V7, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Warrant Shares as shall be designated by the Holder at the time of such surrender.

7. Any notice or other communication required to be given by the Company under this Warrant, whether to the Holder or otherwise, shall be given by delivery or telecopier to the address of the Holder set out in the register of holders of Warrants maintained by the Company.  Any notice or other communication so given shall be deemed to have been given and received when delivered or when sent by telecopier, and if the date of such delivery or faxing is not a business day, on the next ensuing business day.

8. Time is of the essence hereof.

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9. This Warrant, any amendment, addendum, annex, exhibit, supplement or other document relating hereto, any dispute arising from or related hereto, and all related rights, duties and remedies shall be governed by and construed in accordance with the internal laws of the Province of British Columbia governing contracts made and to be performed wholly therein, without reference to its principles governing the choice or conflict of laws, and the parties hereto and their successors in interest irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute arising from or related thereto.

RAMPART DETECTION SYSTEMS LTD., intending to be contractually bound, has caused this Warrant to be signed by its duly authorized officer under its corporate seal, and this Warrant to be dated May 31, 2010.

RAMPART DETECTION SYSTEMS LTD.

By:

c/s

(Authorized Signatory

)

WARRANT EXERCISE FORM

TO: RAMPART DETECTION SYSTEMS LTD.

Suite 450, 1090 West Georgia Street,

Vancouver, British Columbia, Canada  V6E 3V7

___________________________, the Holder of the within non-transferable Share Purchase Warrant (the “Warrant”) dated May 31, 2010, subscribes for          of the Common Shares in the capital of Rampart Detection Systems Ltd. (the “Company”) referred to in the Warrant (the “Warrant Shares”) according to the conditions thereof, and herewith makes payment of the purchase price in full for the said number of shares at the rate of U.S.$0.75 per share.

A certified cheque in the amount of $  is enclosed herewith for such payment.

The Holder hereby represents and warrants to the Company as follows (check one):

[   ] the Holder is not (and is not exercising this Warrant for the account or benefit of) a U.S. person or a person in the United States, and the Warrant is not being exercised within the United States; or

[   ] the Holder is tendering with this subscription form a written opinion of counsel (which must be satisfactory to the Company) to the effect that the exercise of the Warrant by the Holder and the issuance of the Warrant Shares thereupon are exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “1933 Act”), and the securities laws of all applicable states of the United States; or

[   ] the Holder is the original holder of the Warrant, the Holder executed a U.S. Accredited Investor Certificate (the “Certificate”) in connection with its purchase of the Warrant from the Company, and the representations made in the Certificate remain true and correct as if made today.

“United States” and “U.S. person” are as defined by Regulation S under the 1933 Act.

The undersigned hereby directs that the shares hereby subscribed for be issued and delivered as follows:

NAME ADDRESS

DATED at   this   day of   ,   .

Signature of Holder